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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Bruker Daltonics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRUKER DALTONICS INC.
15 Fortune Drive
Billerica, MA 01821
(978) 663-3660

Dear Stockholder:

        On behalf of the board of directors and management of Bruker Daltonics Inc., I would like to invite you to attend our Annual Meeting of Stockholders to be held on Tuesday, May 8 at 2:00 p.m., Local Time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts.

        Information about the meeting, including the various matters on which you as a stockholder will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy card in the envelope provided.

        I look forward to your participation and thank you for your continued support.

                    Sincerely,

                    Frank H. Laukien
                    Chairman, President and Chief Executive Officer

BRUKER DALTONICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        The Annual Meeting of the Stockholders of Bruker Daltonics Inc. will be held on May 8, 2002, at 2:00 p.m., Local Time, at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, for the following purposes:

1.
To elect three Class II Directors to hold office until the 2005 Annual Meeting of Stockholders.

2.
To consider and act upon a proposal to amend the Bruker Daltonics Inc. 2000 Stock Option Plan to limit yearly option grants such that no employee shall be granted, during any calendar year, options to purchase more than 100,000 shares of common stock.

3.
To ratify the selection of Ernst & Young LLP as the independent certified public auditors of the Bruker Daltonics Inc. for fiscal year 2002.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 20, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

Billerica, Massachusetts
March 28, 2002

         All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit your vote according to the instructions on the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

BRUKER DALTONICS INC.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Bruker Daltonics Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 8, 2002, at the time and place set forth in the notice of the meeting and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 1, 2002.

        If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgement. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Please note, however, that is your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

        The holders of a majority in interest of all Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock") issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Amendment of the Company's 2000 Stock Option Plan (the "Option Plan") and ratification of the independent auditors of the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting.

        Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

        The Company will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

        The Company's principal executive offices are located at 15 Fortune Drive, Billerica, Massachusetts 01821, and our telephone number is (978) 663-3660.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the meeting. On March 20, 2002, the Company had outstanding and entitled to vote 54,887,236 shares of Common Stock. Each outstanding share of the Company's Common Stock entitles the record holder to one vote. Votes will be tabulated by our transfer agent and the inspector of elections, who will be one of our employees or one of our attorneys.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation provides that the board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the board of directors, each class consisting, as nearly as possible, of one-third the total number of directors. There are currently seven members of the board of directors. The three directors in Class II will be elected at the Annual Meeting to serve for a term expiring at the 2005 Annual Meeting of Stockholders. The two directors in each of Class III and Class I are serving terms expiring at the Company's Annual Meeting of Stockholders in 2003 and 2004, respectively.

        It is proposed that each of the nominees listed below be elected to hold office until the 2005 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees specified below, who currently serve as directors with terms extending to the 2002 Annual Meeting or until their successors are elected and qualified. If either such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present board of directors to fill such vacancy or (2) for the other nominee only, leaving a vacancy. Alternatively, the size of the board of directors may be reduced so that there is no vacancy. The board of directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees For Election For A Three-Year Term Expiring At The 2005 Annual Meeting

Collin J. D'Silva

        Mr. D'Silva, 45 years old, joined the board of directors in February 2000. Mr. D'Silva is the President and Chief Executive Officer of Transgenomic, Inc., a life science company involved in SNP discovery, in Omaha, Nebraska. Mr. D'Silva has held these positions since 1997. From 1988 to 1997, Mr. D'Silva was President and Chief Executive Officer of CETAC Technologies, Inc, a company designing instrumentation for elemental analysis. Mr. D'Silva holds a B.S. degree and a Masters in Industrial Engineering from Iowa State University as well as a Masters in Business Administration from Creighton University.

Richard M. Stein

        Mr. Stein, 50 years old, joined the board of directors in February 2000 and is the Company's Secretary. Mr. Stein has been an attorney with Hutchins, Wheeler & Dittmar, a Boston-based law firm, since November 1992 and became a stockholder of the firm on January 1, 1993. He served as the managing stockholder of Hutchins, Wheeler & Dittmar from January 1995 until December 1997. Mr. Stein holds a B.A. degree from Brandeis University and a J.D. from Boston College Law School.

Bernhard Wangler

        Mr. Wangler, 51 years old, joined the board of directors in February 2000. Mr. Wangler has been a German tax consultant and principal partner with Kanzlei Wangler in Karlsruhe, Germany since

July 1983. He has been a Certified Public Accountant in Germany since 1984. Mr. Wangler holds a Bachelor of Economics and Commerce degree and a Masters degree in Business Administration from the University of Mannheim, Germany.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Directors Continuing In Office Until The 2003 Annual Meeting

M. Christopher Canavan, Jr.

        Mr. Canavan, 62 years old, joined the board of directors in June 2000. Mr. Canavan joined the Boston office of Coopers & Lybrand in June 1961 and became a partner in the firm in June 1972. Effective July 1, 1998, Coopers & Lybrand merged with Price Waterhouse and Company to form PricewaterhouseCoopers LLP. Mr. Canavan continued as a partner with PricewaterhouseCoopers LLP until his retirement in June 1999. Mr. Canavan holds a Bachelor of Science in Business Administration from Boston College.

William A. Linton

        Mr. Linton, 54 years old, joined the board of directors in February 2000. Mr. Linton is the Chairman and Chief Executive Officer of Promega Corporation, a DNA consumables company, in Madison Wisconsin and has held these positions since 1978. Mr. Linton received a B.S. degree from University of California, Berkeley in 1970.

Directors Continuing In Office Until The 2004 Annual Meeting

Frank H. Laukien, Ph.D.

        Dr. Laukien, 42 years old, has been the Chairman, President and Chief Executive Officer of the Company since the inception of a predecessor company in February 1991. He has been a Managing Director of Bruker Daltonik GmbH, a wholly-owned subsidiary of the Company, since August 1997. He also served as Chairman of Bruker AXS Inc., an affiliate of the Company, from October 1997 to March 2000 and has served as President of Bruker BioSpin Corporation, an affiliate of the Company, since June 1997. He is a part-time Professor of Mass Spectrometry at the University of Amsterdam. Dr. Laukien holds a B.S. degree from the Massachusetts Institute of Technology, as well as a Ph.D. in chemical physics from Harvard University. In November 2001, he was elected an Officer and Chairman-Elect of ALSSA (Analytical Life Science Systems Association), an industry organization.

Dieter Koch, Ph.D.

        Dr. Koch, 61 years old, has been a director of the Company since August 1997. He is a Managing Director of Bruker Daltonik GmbH, now a wholly-owned subsidiary of the Company, since June 1980. Dr. Koch has also been the Managing Director of Bruker Saxonia Analytik GmbH, now a subsidiary of Bruker Daltonik GmbH, since founding it in 1990. He is responsible for the Company's substance detection and pathogen identification product lines. He holds M.S. and Ph.D. degrees in chemistry from the University of Cologne.

BOARD COMMITTEES AND MEETINGS

        During fiscal 2001, the board of directors of the Company held five meetings and acted by written consent once. All of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors during which they served as director and (2) the total number of meetings held by committees of the board of directors on which they served. The board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a Nominating Committee.

        The Audit Committee of the board of directors, which is comprised of M. Christopher Canavan, Jr., Collin J. D'Silva and William A. Linton, each of whom is a non-employee director, met five times during the 2001 fiscal year. The Audit Committee reviews, with the Company's independent auditors, the scope and timing of the auditors' services, the auditors' report on the Company's financial statements following completion of the audit and the Company's internal accounting and financial control policies and procedures. In addition, the Audit Committee makes annual recommendations to the board of directors for the appointment of independent auditors for the ensuing year.

        The Compensation Committee, which is currently comprised of Richard M. Stein, William A. Linton and M. Christopher Canavan, Jr., acted by written consent three times during the 2001 fiscal year. The Compensation Committee reviews and evaluates the compensation and benefits of all of the Company's officers, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors. The Compensation Committee also administers the Company's stock option plan.

COMPENSATION OF DIRECTORS

        During fiscal 2001, the Company paid each non-employee director $10,000 and granted each non-employee director options to purchase 3,000 shares of Common Stock as compensation for serving as a director of the Company. Each non-employee director also received $5,000 for each committee on which he served. Employee directors received compensation only as employees of the Company. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with except that (i) through inadvertence, one report relating to two transactions by Jochen Franzen was not timely filed; (ii) through inadvertence, one report relating to one transaction by Dirk Laukien was not timely filed; and (iii) through inadvertence, one report relating to one transaction by Ulrich Giessman was not timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affiliation and Stockholders

        The Company is affiliated with Bruker Physik AG, Bruker Optics, Inc., Bruker AXS Inc., Rhena Invest AG, Techneon AG, Bruker BioSpin Inc. and their respective subsidiaries, collectively referred to as the Bruker affiliated companies, through common control at the stockholder level, as its five largest stockholders also own these entities. The Company's five largest stockholders are Frank H. Laukien, Dirk D. Laukien, Isolde Laukien, Joerg C. Laukien and Marc M. Laukien. Isolde Laukien is the mother of Dirk and Marc Laukien. Joerg, Frank, Dirk and Marc are brothers or half-brothers.

        Frank H. Laukien, Ph.D., the Chairman, President and Chief Executive Officer of the Company is also Chairman of the board of directors of Bruker AXS and director and President of Bruker BioSpin Corporation, each Bruker affiliated companies. Dr. Laukien is also a director of Bruker Canada Ltd., Bruker Netherlands B.V. and Bruker Belgium S.A., all of which are Bruker affiliated companies. Additionally, Dr. Laukien beneficially owns directly or indirectly more than 10% of the stock of each of the Bruker affiliated companies. Until March 31, 2000, he was also the Chief Executive Officer of Bruker AXS.

        Dieter Koch, a director of the Company, is an officer of Bruker Daltonik GmbH, a subsidiary of the Company, and Bruker Saxonia Analytik GmbH, a subsidiary of Bruker Daltonik. Additionally, he owns 2% of Bruker Saxonia Analytik GmbH.

        Richard M. Stein, a director of the Company, is a stockholder of Hutchins, Wheeler & Dittmar, a law firm which has been retained by the Company for over five years.

Sharing Agreement

        The Company entered into a sharing agreement, dated as of February 28, 2000, with Bruker Physik AG, Techneon AG, SBI Holding AG, Rhena Invest AG, Bruker Spectrospin SA, Bruker AXS Inc., Bruker Analytik GmbH, Bruker Electronik GmbH, Bruker BioSpin Corporation, Bruker AG, Bruker SA, Bruker Optics, Inc. and Bruker Medical AG, all Bruker affiliated companies. The Sharing Agreement provides for the sharing of specified intellectual property rights, services, facilities and other related items among the parties to the agreement. The following description of the Sharing Agreement is a summary and is qualified in its entirety by the provisions of the Sharing Agreement, a copy of which has been filed as an exhibit to the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission on April 14, 2000 and declared effective on August 3, 2000.

Name

        Pursuant to the terms of the Sharing Agreement, Bruker Analytik and Bruker Physik have granted to the other parties to the Sharing Agreement a perpetual, irrevocable, non-exclusive, royalty-free, non-transferable right and license to use the name "Bruker" in connection with the conduct and operation of their respective businesses, provided that the parties do not materially interfere with any other party's use of the name, do not take any action which would materially detract from the goodwill associated with the name and do not take any action which would cause a lien to be placed on the name or the parties' license rights. This license automatically becomes null and void with respect to a party if that party files, or has filed against it, a petition in bankruptcy, fails to comply with the relevant terms of the Sharing Agreement or suffers a major loss of its reputation in its industry or the marketplace.

Intellectual Property

        The parties to the Sharing Agreement also generally share technology and other intellectual property rights, as they existed on or prior to February 28, 2000, subject to the terms of the Sharing Agreement. In addition, under the Sharing Agreement each party, including the Company, has agreed to negotiate with any other party who wishes to obtain an agreement permitting such party to make a broader use of the first party's intellectual property that was in effect on or prior to February 28, 2000. However, no party has any obligation to enter into these agreements. The Company has a written agreement in place with Bruker Optik defining the use, royalties and terms and conditions of the use of various technology and related intellectual property.

Distribution

        In various countries, including Australia, Belgium, Canada, India, Italy, Netherlands, Mexico, Singapore, Spain and Thailand, the Company shares in the worldwide distribution network of Bruker affiliated companies. In 2001, less than 10% of the Company's life sciences systems sales were booked through affiliated international Bruker sales offices. The Sharing Agreement provides for the use of common distribution channels by the parties to the agreement. The terms and conditions of sale and the transfer pricing for any shared distribution will be on an arm's length basis as would be utilized in typical transaction with a person or entity not a party to the agreement. The Sharing Agreement also states that no common sales channel may have any exclusivity in any country or geographic area.

Services

        The Company also shares various general and administrative expenses for items such as umbrella insurance policies, retirement plans, accounting services and leases, with various affiliates. These services are charged among the Company and the Bruker affiliated entities at arm's length conditions and pricing, according to individual Sub-Sharing Agreements.

        In 2001, various Bruker affiliated companies and their subsidiaries provided personnel, administrative and other services, and subleased space to the Company at a cost of approximately $894,000 the estimated fair market value of these services.

        The Company subleases its facility in Billerica, Massachusetts from Bruker BioSpin Corporation. The Company paid rent of $230,100 at $8.85 per square foot, on a triple net basis, for its sublease of this facility in 2001. Bruker BioSpin Corporation leases this facility from Umbrina Realty Trust. Frank H. Laukien, Dirk Laukien and Marc Laukien each own one third of the beneficial interest of Umbrina Realty Trust.

Purchases and Sales

        The Company purchases subunits or components, including some components used in its substance detection and pathogen identification products, miscellaneous electronics boards used in Fourier transform mass spectrometers, sheet metal cabinets and some of the superconducting magnets used for Fourier transform mass spectrometers, from various Bruker affiliated companies, including Bruker Electronik GmbH, Bruker Optik GmbH, Bruker AG, Bruker Analytik GmbH and Bruker SA, at arm's length commercial conditions and pricing. In 2001, the Company purchased components from its affiliates for $3.5 million. Under the Sharing Agreement, the Company's affiliates who supply these subunits or components have agreed to continue to do so for at least seven years and to provide spare parts for at least 12 years, at commercially reasonable arm's length conditions and pricing. However, a significant portion of these purchases may not be recurring due to the discontinued operations of the Company's analytical infrared sales group. In 2001, purchases from Bruker affiliated companies were less than 5% of revenues.

        The Company supplies individual licenses to its HyStar software package to Bruker affiliated companies for resale as part of its liquid chromatography/nuclear magnetic resonance product offerings at commercially reasonable arm's length conditions and pricing. As part of the Sharing Agreement, the Company guarantees a continued supply of this software package (or its successor) for at least seven years. In 2001 the Company sold to its affiliated distributors products for resale in the amount of $4.1 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 20, 2002 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each Named Executive Officer of the Company, as defined in "Summary of Executive Compensation," and (iv) by all directors and executive officers who served as directors or executive officers at March 20, 2002 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker Daltonics Inc., 15 Fortune Drive, Billerica, Massachusetts 01821.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Frank H. Laukien (2)	9,115,000	16.6%
John J. Hulburt (3)	7,800	*
Dieter Koch (4)	14,000	*
John Wronka (5)	25,000	*
Ulrich Giessman (6)	5,350
M. Christopher Canavan, Jr. (7) 73 Brook Street Wellesley, Massachusetts 02482	2,715	*
Collin J. D'Silva (8) c/o Transgenomic, Inc. 12325 Emmet Street Omaha, Nebraska 68164	2,805	*
William A. Linton (9) c/o Promega Corporation 2800 Woods Hollow Drive Madison, Wisconsin 53711	2,805	*
Richard M. Stein (10) c/o Hutchins, Wheeler & Dittmar 101 Federal Street Boston, Massachusetts 02110	4,705	*
Bernard Wangler (11) Kriegsstr. 133 76135 Karlsruhe, Germany	2,805	*
All executive officers and directors as a group (12 persons)(12)	9,214,785	16.8%
Dirk D. Laukien (13) 2634 Crescent Ridge Drive The Woodlands, Texas 77381	8,600,000	15.7%
Isolde Laukien 8 Brigham Road Lexington, Massachusetts 02713	8,600,000	15.7%
Joerg Laukien Uhlandstrasse IO D-76275 Ettlingen-Bruchhausen Germany	8,600,000	15.7%
Marc M. Laukien 8 Crest View Road Bedford, Massachusetts 01730	8,600,000	15.7%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 54,887,236 shares of Common Stock outstanding as of March 20, 2002.

(2)
Includes options to purchase 15,000 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(3)
Includes options to purchase 6,600 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(4)
Includes options to purchase 12,000 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(5)
Includes options to purchase 7,000 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(6)
Includes options to purchase 3,600 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(7)
Includes options to purchase 1,815 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(8)
Includes options to purchase 2,805 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(9)
Includes options to purchase 2,805 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(10)
Includes options to purchase 2,805 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(11)
Includes options to purchase 2,805 shares of Common Stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(12)
Includes 31,800 shares of Common Stock beneficially owned by two additional officers.

(13)
Includes 10,000 shares of Common Stock held by the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000.

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company at December 31, 2001 (the "Named Executive Officers"), for services rendered in all capacities to the Company during each of the past three fiscal years.

Summary Compensation Table

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)		Securities Underlying Options (#)	All Other Compensation
Frank H. Laukien Chairman, President and Chief Executive Officer	2001 2000 1999	$ $ $	120,000 114,663 50,000	$ $ $	180,977 124,000 153,530	10,000 25,000 —	$ $	10,200 9,856 —	(2) (2)
Dieter Koch (3) Director; Managing Director of both Bruker Daltonik GmbH and Bruker Saxonia Analytik GmbH	2001 2000 1999	$ $ $	116,703 125,560 117,104	$ $ $	75,535 28,962 36,493	10,000 25,000 —		— — —
John Wronka Vice President	2001 2000 1999	$ $ $	76,592 72,684 70,885	$ $ $	138,531 156,990 123,005	10,000 12,500 —	$ $ $	7,120 10,200 8,024	(2) (2) (2)
Ulrich Giessman Vice President	2001 2000 1999	$ $ $	114,891 102,000 75,000	$ $	30,583 250 —	11,000 3,500 —		$3,905 — —	(2)
John Hulburt (4) Chief Financial Officer and Treasurer	2001 2000 1999	$ $	128,519 72,230 —	$ $	40,250 10,000 —	15,000 9,000 —		— — —

(1)
Includes commissions paid.

(2)
Includes amounts contributed for the benefit of the named executive under the Company's defined contribution retirement plan.

(3)
Amounts paid in Deutsche Marks (1999 and 2000) or Euro (2001) and converted to United States dollars based on the average conversion rate for the respective currencies and years.

(4)
Mr. Hulburt commenced employment in April 2000. Accordingly, information presented for 2000 represents compensation for a partial year.

Grants of Stock Options

        The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001.

2001 Option Grants (1)

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in 2001
Name	Number of Securities Underlying Options Granted			Exercise Price		Expiration Date
							5%		10%
Frank H. Laukien	10,000	2.7%			$15.40	April 4, 2006		$24,679.42		$71,471.40
Dieter Koch	10,000	2.7%			$14.00	April 4, 2011		$88,045.25		$223,123.94
Ulrich Giessman	5,000 6,000	1.3 1.6	% %	$ $	14.00 15.00	April 4, 2011 May 16, 2011	$ $	44,022.62 56,600.52	$ $	111,561.97 143,436.82
John Wronka	10,000	2.7%			$14.00	April 4, 2011		$88,045.25		$223,123.94
John Hulburt	5,000 10,000	1.3 2.7	% %	$ $	14.00 15.00	April 4, 2011 May 16, 2011	$ $	44,022.62 94,334.19	$ $	111,561.97 239,061.37

(1)
Potential gains are net of exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

Stock Option Exercises and December 31, 2001 Stock Option Values

        Set forth in the table below is information concerning the value of stock options held at December 31, 2001 by the Named Executive Officers of the Company.

Aggregate Option Exercises in Last Fiscal Year and
Option values as of December 31, 2001

			Number Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank H. Laukien	0	$0	6,250	28,750	$65,938	$207,313
Dieter Koch	0	$0	5,000	30,000	$55,400	$245,100
Ulrich Giessman	0	$0	700	13,800	$7,756	$50,874
John Wronka	0	$0	2,500	20,000	$27,700	$134,300
John Hulburt	0	$0	1,800	22,200	$18,036	$97,394

(1)
The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at December 31, 2001 ($16.350 per share) and the exercise price of the options, multiplied by the applicable number of options.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Messrs. Stein and Linton serve as members of the Compensation Committee. Mr. Linton was not an officer or employee of the Company or any of its subsidiaries during fiscal 2001. Mr. Stein is secretary of the Company and also a stockholder of Hutchins, Wheeler and Dittmar, counsel to the Company.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION (1)

Overview

        The Company's executive compensation program is administered by the Compensation Committee of the board of directors. As of December 31, 2001, the Compensation Committee consisted of Richard M. Stein and William A. Linton. M. Christopher Canavan, Jr. joined the Compensation Committee in March 2002. All three members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the board of directors, the Compensation Committee (1) reviews and evaluates the compensation and benefits of all of the Company's officers, including the chief executive officer, (2) reviews general policy matters relating to compensation and employee benefits, (3) approves stock option grants and (4) makes recommendations regarding these matters to the board of directors.

Executive Compensation Philosophy

        The objectives of the Compensation Committee in determining executive compensation are to (1) attract and retain qualified executive officers, (2) motivate existing officers to perform, (3) reward corporate performance, (4) align compensation with the Company's annual and long-term performance goals, (5) enhance profitability of the Company and (6) maximize stockholder value. The Compensation Committee focuses on the Company's goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead the Company is key to the Company's success. Compensation is comprised of cash compensation in the form of annual base salary and annual incentive awards as well as long-term incentive compensation in the form of stock options.

Executive Compensation

        Annual Base Salary.    The Company does not currently have an employment agreement with any of its executive officers. The Compensation Committee reviews the annual base salaries for executive officers and considers, in particular, the officers' levels of responsibility, experience and potential as well as the needs of the Company. Base salaries paid by other companies in the Company's industry for comparable positions are also considered.

        Annual Cash Incentive Awards.    Annual incentive awards in the form of performance-based cash bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals. For the fiscal year ended December 31, 2001, bonuses were paid to executive officers based on the achievement of certain objectives and on a qualitative assessment of performance.

        Long-Term Incentives.    Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a long-term stock ownership position in the Company's Common Stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. The Company's 2000 Stock Plan, administered by the Compensation Committee, is the vehicle for the granting of stock options. Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, including an employee's individual initiative, achievement and performance are also considered by the Compensation Committee. In making specific grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of the Company's stockholders.

Chief Executive Officer Compensation

        The base salary, annual incentive award and long-term incentive compensation of Frank H. Laukien, our Chief Executive Officer, were determined, for the year ended December 31, 2001, by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Dr. Laukien's base salary, which is subject to annual review and increase by the board of directors of the Company, was $120,000 for the year ended December 31, 2001, an increase of 4.7%, from his base salary of $114,663 during the fiscal year ended December 31, 2000. Dr. Laukien's bonus for the fiscal year ended December 31, 2001 was $180,977. During fiscal 2001, Dr. Laukien was granted options to purchase 10,000 shares of Common Stock at an exercise price of $15.40 per share, 110% of the fair market value of the Company's Common Stock on the date of the grant. The options have a 48-month term and provide that one-quarter of the options vest on each year on the anniversary of the option grant. Through his ownership of Company Common Stock and options to purchase Common Stock, Dr. Laukien's pecuniary interests are aligned with those of the Company's stockholders.

Section 162(m) Limitation

        Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

        The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

COMPENSATION COMMITEE William A. Linton Richard M. Stein

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE GRAPH (1)

        The graph below shows the cumulative total stockholder return on our common stock over the period from August 4, 2000 (the first trading day of our common stock) to December 31, 2001, as compared with that of the Nasdaq Stock Market Index and the Nasdaq Stocks in the standard industry classification 38, based on an initial investment of $100 in each on August 4, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period and assumes reinvestment of dividends. During fiscal year 2001, the Company paid no dividends. The Company's stock price performance shown in the following graph is not indicative of future stock price performance.

(1)
The material in this graph is not "soliciting material," is not deemed filed with the SEC, and the graph is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2
APPROVAL OF AMENDMENT TO THE OPTION PLAN TO LIMIT YEARLY OPTION GRANTS

        In April 2000, the Board of Directors and stockholders adopted and approved the Company's Option Plan. To ensure that the Option Plan complies with Section 162(m) of the Internal Revenue Code of 1986, as amended, the Board of Directors proposes to amend the Option Plan to limit yearly option grants such that no employee shall be granted, during any calendar year, options covering more than 100,000 shares of common stock.

        Section 162(m) of the Internal Revenue Code generally limits a publicly held corporation's deductions for compensation paid to its Chief Executive Officer and its next four most highly compensated officers to $1 million per year for each officer. However, performance-based compensation paid pursuant to a bonus or other plan which only pays the compensation if the covered officer attains objective performance targets set by a committee of two or more "outside directors" based upon stockholder-approved performance goals is not subject to the $1 million limit. Section 162(m) contains a special rule for stock options which provides that these awards will constitute performance-based compensation (without satisfying the generally applicable rules) if, among other things, the plan sets the maximum number of shares that can be granted to any person within a specified period. The proposed amendment is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

        Pursuant to the amendment, the maximum number of shares of Common Stock subject to options that could be awarded under the Option Plan to any person is 100,000 per year. The Option Plan does not currently limit the number of shares that can be granted to any person. The Board of Directors believes that it is in the best interest of the Company to amend the Option Plan to impose such a limit and is asking you to vote for this proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders will be required to approve this amendment to the Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S OPTION PLAN TO LIMIT YEARLY OPTION GRANTS

BRUKER DALTONICS 2000 STOCK OPTION PLAN

        The following description of certain features of the Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Option Plan which is attached hereto as Appendix A and which incorporates the provisions of the proposed Option Plan amendments.

        General.    The Option Plan provides for the granting of incentive stock options to our employees and non-qualified options, as defined in Section 422 of the Internal Revenue Code, to our employees, directors, advisors and consultants. The Option Plan was adopted and approved by our directors and stockholders in April 2000. The Option Plan may be administered by our Board of Directors or by our compensation committee. Either of the board or the compensation committee has the authority to take the following actions:

  (a)
  interpret and apply the Option Plan; and
  (b)
  determine the eligibility of an individual to participate in the Option Plan.

        Eligibility.    Eligible participants under the Option Plan include officers, employees, consultants, advisors and directors of the Company. Incentive stock options may only be granted to employees of the Company or any subsidiary. In determining a person's eligibility to be granted an option, and the number of shares to be granted to any person, the compensation committee takes into account, in its sole discretion, the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee deems relevant. No option designated as an incentive stock option may be granted to any employee who owns, immediately prior to the grant of the option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price of the stock under the option is at least 110% of its fair market value at the time the option is granted and the option, by its terms, is not exercisable more than five years from the date it is granted.

        Terms and provisions of options.    Stock options are granted under stock option agreements which contain the vesting schedules of the stock options. Non-qualified stock options are granted with an exercise price of at least 50% of fair market value of the common stock on the date of grant, and incentive stock options are granted with an exercise price of at least 100% of the stock's fair market value on the date of grant. Vested options may be exercised in full at one time or in part from time to time in amounts of 50 shares or more. The payment of the exercise price may be made as determined by the board or committee and set forth in the option agreement, by delivery of cash or check, by tendering shares of Common Stock (provided that payment by this means will not cause the Company to recognize for financial accounting purposes a charge to earnings) or by means of a broker-assisted cashless exercise. We may delay the issuance of shares covered by the exercise of an option until the shares for which the option has been exercised have been registered or qualified under the applicable federal or state securities laws or until our counsel has opined that the shares are exempt from the registration requirements of applicable federal or state securities laws. The term of any option granted under the Option Plan is limited to either five or ten years, depending on the nature of the option holder. Upon the termination of an option holder's employment with us, his or her options will terminate no more than 90 days after that option holder leaves the our employ. Options granted under the Option Plan are not transferable other than by will or the laws of descent and distribution. The compensation committee may grant up to 20% of the shares reserved for option grants as restricted stock subject to repurchase rights rather than as stock options.

        Recapitalization; reorganization; change of control.    The Option Plan provides that proportionate adjustments shall be made to the number of authorized shares which may be granted under the Option Plan and as to which outstanding options, or portions of outstanding options, then unexercised shall be exercisable as a result of increases or decreases in the Company's outstanding shares of common stock due to reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, or dividends payable in capital stock, such that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Upon the sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including by way of a merger or consolidation or a Change in Control of the Company, as defined in the Option Plan, our Board of Directors shall have the power and the right to accelerate the exercisability of any options. Additionally, the compensation committee may, in its discretion, accelerate the exercisability of any option subject to such terms and conditions as the compensation committee deems necessary and appropriate.

        Termination or amendment.    Unless sooner terminated by our Board of Directors, the Option Plan will terminate on April 3, 2010, ten years from the date on which the Option Plan was adopted by our Board of Directors. Our Board of Directors may, at any time, terminate the Option Plan. All options granted under the Option Plan shall terminate upon the dissolution or liquidation of the Company; provided, however, that each option holder (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. Our Board of Directors may modify or amend the Option Plan at any time but may not, however, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Option Plan without the approval by the vote of a majority of the stockholders or make any other change to the Option Plan which requires stockholder approval under applicable law or regulation.

        Tax effects of Option Plan participation.    Options granted under the Option Plan are intended to be either Incentive Stock Options ("ISO"), as defined in section 422 of the Code, or non-qualified stock options.

        Incentive Stock Options.    Except as provided below with respect to the alternative minimum tax ("AMT"), the option holder will not recognize taxable income upon the grant or exercise of an ISO. In addition, if the option holder holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the option holder upon exercise of the option and for more than two years after the option is granted (collectively, the "Required Holding Periods"), the option holder will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition. If the option holder disposes of the stock prior to the expiration of the Required Holding Periods (a "disqualifying disposition") at a price equal to or in excess of the fair market value of the stock on the date of exercise, then the option holder will recognize ordinary income in the year of the sale equal to the difference between the fair market value of the stock at the date of exercise and the exercise price. In such case, the option holder will also recognize a capital gain (long-term or short-term, depending upon the holding period of the stock) equal to the difference between the sales price and the fair market value of the stock on the date of exercise. If the option holder disposes of the stock prior to the expiration of the Required Holding Periods at a price that is less than the fair market value of the stock on the date of exercise (but greater than the exercise price), the option holder will recognize ordinary income in the year of the sale equal to the difference between the sales price and the exercise price. If the option holder disposes of the stock prior to the expiration of the Required Holding Periods at a price below the exercise price, the option holder will incur a capital loss (long-term or short-term, depending upon the holding period of the stock). In addition to regular tax consequences, an option holder may have AMT consequences when he exercises an ISO. Generally speaking, individual taxpayers are required each year to pay the greater of their regular tax liability or their AMT liability. For AMT purposes, the excess of the fair market value of the underlying stock on the date of exercise over the exercise price of the option is included in alternative minimum taxable income ("AMTI") for the year of exercise. The net amount of AMTI (after taking into account any applicable exemptions) is multiplied by the applicable AMT tax rate to determine AMT liability. If an option holder owes AMT for the year of exercise of an ISO, the optionee may be entitled to a tax credit for all or part of the excess of the amount of the option holder's AMT liability over his regular tax liability for that year. Any such credit may be applied directly against the option holder's tax liability in later years in which the option holder's regular tax liability exceeds the option holder's AMT liability, but only to the extent of such excess. Any balance of the AMT tax credit would carry forward and may be used in subsequent years subject to the limitations previously described. If the option holder engages in a disqualifying disposition of an ISO in the same calendar year as the exercise of the option, the option holder essentially avoids the effects of AMT with respect to the option. The Company will not be allowed an income tax deduction upon the grant or exercise of an ISO. Upon a disqualifying disposition of shares by the option holder acquired by exercise of the ISO, the Company generally will be allowed a deduction in an amount equal to the ordinary income recognized by the option holder.

        Non-Qualified Stock Options.    As in the case of ISOs, generally no income is recognized by the option holder on the grant of a non-qualified stock option. On the exercise by an option holder of a non-qualified stock option, the excess of the fair market value of the stock when the option is exercised over the exercise price will be (a) taxable to the option holder as ordinary income, and (b) generally deductible for income tax purposes by the Company. The option holder's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the option holder will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock, equal to the difference between the amount realized upon disposition of the stock by the option holder and his basis in the stock.

        New Plan benefits.    It is not possible to state the persons who will receive options or awards under the Option Plan in the future, nor the amount of options or awards which will be granted thereunder.

        The following table sets forth certain information with respect to the Company's equity compensation plan for the fiscal year ended December 31, 2001.

	Securities Authorized for Issuance under Equity Compensation Plans
			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) at December 31, 2001
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights at December 31, 2001	Weighted-average exercise price of outstanding options, warrants and rights at December 31, 2001
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,129,150	$9.42	1,058,850
Equity compensation plans not approved by security holders (1)	N/A	N/A	N/A
Total	1,129,150	$9.42	1,058,850

(1)
The Company does not have any equity compensation plans which have not been approved by security holders.

REPORT OF THE AUDIT COMMITTEE (1)

        The Audit Committee of the Board of Directors, which assists the Board of Directors in fulfilling its oversight responsibilities, is comprised of three independent directors, each of whom qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers. The Audit Committee acts pursuant to a written charter, a copy of which was attached to our Proxy Statement for the 2001 Annual Stockholders' Meeting. During the last fiscal year, there were five meetings of the Audit Committee.

        Management is responsible for the Company's internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee is responsible for overseeing and monitoring these practices. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.

        In this context, the Audit Committee reviewed with the Company's independent auditors, Ernst & Young LLP, among other things, the scope of the audit to be performed, the results of the audit performed and the auditor's fee for the services performed. The Audit Committee reviewed and discussed the Company's audited financial statements with management and with the auditors and reviewed with management various matters related to its internal accounting controls. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees", as amended by SAS No. 90, "Audit Committee Communications."

        The Company's auditors provided to the Audit Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committees." The Audit Committee discussed with the auditors their independence from the Company and considered the compatibility of non-audit services with the auditor's independence.

        Fees paid to the Company's independent auditors' for fiscal 2001 firm were comprised of the following:

•
Audit Fees. Ernst & Young LLP's fee for its audit of the Company's annual financial statements and its review of the financial statements included in the Company's quarterly reports on Form 10-Q for 2001 was $391,571.

•
Financial Information Systems Design and Implementation. Ernst & Young LLP did not perform any services related to financial information systems design and implementation in 2001 and therefore did not bill the Company for any such services in 2001.

•
All Other Fees. Ernst & Young LLP billed the Company a total of $149,300 in 2001 for all non-audit services, including $75,400 for tax consulting and compliance and $73,900 for other accounting related services.

        Based on the Audit Committee's discussion with management and the auditors, and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE M. Christopher Canavan, Jr., Chairman Collin J. D'Silva William A. Linton

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC, and the report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3
RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

        Ernst & Young LLP has been the Company's independent auditor since 1998 and has been selected by the board of directors as the Company's independent auditor for the fiscal year ending December 31, 2002. The board of directors is asking you to ratify and approve this selection. Although the law does not require such ratification, the board of directors believes that you should be given the opportunity to express your views on this matter. In the event that the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent auditing firm during the year if the board of directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP.

TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2003 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by the Company no later than November 28, 2002.

        Additionally, under our by-laws, no business may be brought before an annual meeting unless it is specified in the notice of meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the by-laws) not less than 90 or more than 120 days prior to the first anniversary of the preceeding year's annual meeting.

OTHER MATTERS

        Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

10-K REPORT

        THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JOHN J. HULBURT, BRUKER DALTONICS INC., 15 FORTUNE DRIVE, BILLERICA, MASSACHUSETTS, 01821. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K IS AVAILABLE ON THE SEC'S WEBSITE AT http://www.sec.gov.

VOTING PROXIES

        The board of directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the board of directors' recommendations.

By order of the board of directors

Frank H. Laukien Chairman, President and Chief Executive Officer

March 28, 2002

Appendix A

BRUKER DALTONICS INC.
AMENDED AND RESTATED
2000 STOCK OPTION PLAN

        1.    Purpose of the Plan.

        This stock option plan (the "2000 Stock Option Plan") is intended to encourage ownership of the stock of Bruker Daltonics Inc. (the "Company") by management, employees, directors, consultants and advisors ("Optionees") of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for Optionees to promote the success of its business.

        2.    Stock Subject to the 2000 Stock Option Plan.

        (a)  The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the 2000 Stock Option Plan shall not exceed two million two hundred twenty thousand (2,220,000) shares, corresponding to four percent (4%) of the issued and outstanding shares of Common Stock after the completion of the Company's initial public offering, subject to adjustment as provided in Section 12 hereof.

        (b)  If an option granted hereunder shall expire or terminate for any reason without having vested fully or having been exercised in full, the unvested and/or unpurchased shares subject thereto shall again be available for subsequent option grants under the 2000 Stock Option Plan.

        (c)  Stock issuable upon exercise of an option granted under the 2000 Stock Option Plan may be subject to such restrictions on transfer, repurchase rights (but not to exceed 20% of the stock issuable upon exercise of options granted under the 2000 Stock Option Plan) or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

        (d)  Notwithstanding any other provision of this Plan to the contrary, the Compensation Committee of the Board shall have the right, in its sole discretion, to allocate and grant up to twenty percent (20%) of the Common Stock authorized to be granted as options hereunder as restricted stock to employees of the Company on such terms and conditions and pursuant to such restricted stock agreements as the Compensation Committee, in its discretion, shall deem appropriate.

        3.    Administration of the 2000 Stock Option Plan.

        The 2000 Stock Option Plan shall be administered by the Board or a Stock Option Committee (the "Compensation Committee") consisting of two or more persons appointed to such Compensation Committee from time to time by the Board; provided, however, that (i) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the 1934 Act with respect to transactions pursuant to the 2000 Stock Option Plan, each of such persons shall be a "Non-Employee Director" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) if such qualification is deemed necessary in order for the grant or exercise of awards made under the 2000 Stock Option Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under Section 162(m) of the Code, each of such persons shall be an "outside director" (as defined in applicable regulations thereunder). The term "Compensation Committee" shall, for all purposes of the 2000 Stock Option Plan be deemed to refer to the Board if the Board is administering the 2000 Stock Option Plan. If the 2000 Stock Option Plan is administered by a Compensation Committee, the Compensation Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the 2000 Stock Option Plan. A majority of the entire Compensation Committee shall constitute a quorum and the actions of a majority of the members of the Compensation Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee, shall be the actions of the Compensation Committee; provided, however, that if the Compensation Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. Except as otherwise expressly provided in the 2000 Stock Option Plan, the Compensation Committee shall have all powers with respect to the administration of the 2000 Stock Option Plan, including, without limitation, full power and authority to interpret the provisions of the 2000 Stock Option Plan and any option agreement grated hereunder, and to resolve all questions arising under the 2000 Stock Option Plan. All decisions of the Compensation Committee shall be conclusive and binding on all participants in the 2000 Stock Option Plan.

        4.    Type of Options.

        Options granted pursuant to the 2000 Stock Option Plan shall be authorized by action of the Compensation Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Compensation Committee. The 2000 Stock Option Plan shall be administered by the Compensation Committee in such manner as to permit options granted as incentive stock options to qualify as incentive stock options under the Code.

        5.    Eligibility.

        (a)  As required by U.S. law, incentive stock options shall only be granted to Optionees who are employees. As a result, options designated as incentive stock options shall, subject to the limitation on amounts of more than 10% of the combined voting power of the Company as designated in Section 5(e), be granted only to key employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

        (b)  The law permits more flexibility for the grant of non-qualified stock options. Accordingly, options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2000 Stock Option Plan.

        (c)  As used herein, "subsidiary" or "subsidiaries" shall be as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

        (d)  The Compensation Committee shall, from time to time, at its sole discretion, select from such eligible persons those to whom options shall be granted and shall determine the number of shares to be subject to each option. In determining the eligibility of a person to be granted an option, as well as in determining the number of shares to be granted to any person, the Compensation Committee in its sole discretion shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant.

        (e)  As required by law, no option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

        (f)    In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

        (g)  Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no employee shall be eligible to be granted Options covering more than 100,000 shares of Common Stock during any calendar year.

        6.    Option Agreement.

        Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the Optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the 2000 Stock Option Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2000 Stock Option Plan as may be determined by the Compensation Committee; provided that (a) options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code; (b) the vesting schedule contained in the form of incentive stock option agreement approved by the Board shall not be altered by the Compensation Committee for any grant of an incentive stock option; and (c) the vesting schedule contained in the form of non-qualified stock option agreement approved by the Board shall be the recommended vesting schedule for the grant of non-qualified stock options by the Compensation Committee but may be altered by the Compensation Committee. The date of grant of an option shall be as determined by the Compensation Committee. More than one option may be granted to an individual.

        7.    Option Price.

        The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Compensation Committee, but in no event shall the option price of a non-qualified stock option be less than 50% of the fair market value of such Common Stock at the time the option is granted, as determined by the Compensation Committee. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be not less than the fair market value of such Common Stock at the time the option is granted as determined by the Compensation Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation National Market ("NASDAQ/NM") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NM, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Compensation Committee.

        8.    Manner of Payment; Manner of Exercise.

        (a)  Options granted under the 2000 Stock Option Plan may provide for the payment of the exercise price, as determined by the Compensation Committee and as set forth in the Option Agreement, by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee or (iv) payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate clause (iv) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        (b)  To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the Optionee exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the Optionee exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the Optionee shall become a shareholder of the Company as to the Shares acquired upon such exercise.

        9.    Exercise of Options.

        Each option granted under the 2000 Stock Option Plan shall, subject to Section 6, Section 10(b) and Section 12 hereof, be exercisable at such time or times and during such period as determined by the Compensation Committee which shall be set forth in the Agreement; provided, however, that no option granted under the 2000 Stock Option Plan shall have a term in excess of ten (10) years from the date of grant.

        To the extent that an option to purchase shares is not exercised by an Optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than fifty (50) full shares of Common Stock.

        Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate the exerciseability of any option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate.

        10.    Term of Options; Exerciseability.

          (a)  Term.

            (1)  Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

            (2)  Except as otherwise provided in this Section 10, an option granted to any employee who ceases to be an employee of the Company, or an option granted to any other Optionee who ceases to have the same relationship with the Company or one of its subsidiaries which was in effect on the date the option was granted, shall terminate immediately on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

            (3)  If such termination of employment or relationship is because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate thirty (30) days after the date such Optionee ceases to be an employee or to have such relationship, or on the date on which the option expires by its terms, whichever occurs first.

            (4)  In the event of the death of any Optionee, any option granted to such Optionee shall terminate ninety (90) days after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

            (5)  Notwithstanding subparagraphs (2), (3) and (4) above, the Compensation Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Optionee's employment or relationship with the Company or its subsidiary had occurred.

          (b)  Exerciseability.    An option granted to an Optionee who ceases to be an employee, or ceases to have the same relationship with the Company or one of its subsidiaries which was in existence on the date the option was granted shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such Optionee ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries.

        11.    Options Not Transferable.

        The right of any Optionee to exercise any option granted to him or her shall not be assignable or transferable by such Optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Optionee only by him or her. Any option granted under the 2000 Stock Option Plan shall be null and void and without effect upon the bankruptcy of the Optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

        12.    Recapitalizations, Reorganizations and the Like.

          (a)  In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the 2000 Stock Option Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

          (b)  In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including, without limitation, by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board shall also have the power and right to accelerate the exerciseability of any options, notwithstanding any limitations in this 2000 Stock Option Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than twenty percent (20%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own at least fifty percent (50%) of the Company's Common Stock outstanding.

          (c)  Upon dissolution or liquidation of the Company, all options granted under this 2000 Stock Option Plan shall terminate, but each Optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

          (d)  No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

        13.    No Special Employment or Other Rights.

        Nothing contained in the 2000 Stock Option Plan or in any option granted under the Plan shall confer upon any Optionee right with respect to the continuation of his or her employment or other relationship by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or other agreement, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or another relationship shall be determined by the Compensation Committee at the time.

        14.    Withholding.

        The Company's obligation to deliver shares upon the exercise of any option granted under the 2000 Stock Option Plan and any payments or transfers under Section 12 hereof shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. All non-U.S. Optionees must pay all applicable employee and employers wage and other withholding taxes in advance of receiving shares upon exercise of any vested option.

        15.    Restrictions on Issue of Shares.

          (a)  Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

            (i)    The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

            (ii)  Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

          (b)  It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

        16.    Purchase for Investment; Rights of Holder on Subsequent Registration.

        Unless the shares to be issued upon exercise of an option granted under the 2000 Stock Option Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the Optionee, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        17.    Modification of Outstanding Options.

        The Board may authorize the amendment of any outstanding option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this 2000 Stock Option Plan.

        18.    Approval of Stockholders.

        The 2000 Stock Option Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the 2000 Stock Option Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Compensation Committee may grant options under the 2000 Stock Option Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

        19.    Termination and Amendment.

        Unless sooner terminated as herein provided, the 2000 Stock Option Plan shall terminate ten (10) years from the date upon which the 2000 Stock Option Plan was duly adopted by the Board. The Board may at any time terminate the 2000 Stock Option Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 2000 Stock Option Plan, or make any other change in the 2000 Stock Option Plan which requires stockholder approval under applicable law or regulations.

        20.    Reservation of Stock.

        The Company shall at all times during the term of the 2000 Stock Option Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the 2000 Stock Option Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        21.    Limitation of Rights in the Option Shares.

        An Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the Optionee.

        22.    Notices.

        Any communication or notice required or permitted to be given under the 2000 Stock Option Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Treasurer, and, if to an Optionee, to the address as appearing on the records of the Company.

Appendix B

BRUKER DALTONICS INC.
Proxy Card

Annual Meeting of Stockholders
May 8, 2002

        The undersigned hereby appoints Frank Laukien and John Hulburt, or either of them, with power of substitution, Proxies to vote at the Bruker Daltonics Inc. Annual Meeting of Stockholders on May 8, 2002, and any adjournments or postponements thereof, all shares of Common Stock of Bruker Daltonics Inc. that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
1.	Election of Directors:
FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT (STRIKE A LINE THROUGH NOMINEE NAME) ☐
Nominees: Collin J. D'Silva, Richard M. Stein and Bernard Wangler
2.
To consider and act upon a proposal to amend the Bruker Daltonics Inc. 2000 Stock Option Plan to limit yearly option grants such that no employee shall be granted, during any calendar year, options to purchase more than 100,000 shares of common stock.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To consider and act upon a proposal to ratify, confirm and approve the selection of Ernst & Young LLP as the independent certified public auditors of the Company for fiscal 2002.
FOR ☐	AGAINST ☐	ABSTAIN ☐
I plan to attend in person I do not plan to attend in person	☐ ☐	Mark box at right if comments or address change ☐
HAS YOUR ADDRESS CHANGED?		DO YOU HAVE COMMENTS?

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3 AS SET FORTH IN THE PROXY STATEMENT.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Date: , 2002
Stockholder sign here
Co-owner sign here

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or here title.

QuickLinks

Stockholder Letter
BRUKER DALTONICS INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
BRUKER DALTONICS INC. PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD COMMITTEES AND MEETINGS
COMPENSATION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY OF EXECUTIVE COMPENSATION
Summary Compensation Table
2001 Option Grants (1)
Aggregate Option Exercises in Last Fiscal Year and Option values as of December 31, 2001
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)
PERFORMANCE GRAPH (1)
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE OPTION PLAN TO LIMIT YEARLY OPTION GRANTS
REPORT OF THE AUDIT COMMITTEE (1)
PROPOSAL 3 RATIFICATION OF INDEPENDENT PUBLIC AUDITORS
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
10-K REPORT
VOTING PROXIES
BRUKER DALTONICS INC. AMENDED AND RESTATED 2000 STOCK OPTION PLAN
Proxy Card